Registration No. 333-_________
As filed with the Securities and Exchange Commission on June 25, 2010

UNITED STATES

SECURITIES
AND
EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlantic Coast Federal Corporation
(Exact Name of Registrant as Specified in its Charter)

Federal	59-3764686
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

505 Haines Avenue
Waycross, Georgia 31501
(Address of Principal Executive Offices)

Atlantic Coast Federal Corporation Employee Stock Purchase Plan
 Atlantic Coast Federal Corporation Director Stock Purchase Plan
(Full Title of the Plans)

Copies to:
Mr. Robert J. Larison, Jr.	Mr. Richard S. Garabedian, Esq.
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Atlantic Coast Federal Corporation	5335 Wisconsin Ave., N.W., Suite 780
505 Haines Avenue	Washington, DC 20015-2035
Waycross, Georgia 31501	(202) 274-2000
(800) 342-2824
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
           Large accelerated filer   ☐                    Accelerated filer      ☐        Non-accelerated filer     ☐
           Smaller reporting company    ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	600,000 (2)	$2.98(4)	$1,788,000	$127.49
Common stock, par value $0.01 per share	600,000 (3)	$2.98(4)	$1,788,000	$127.49
TOTALS	1,200,000		$3,576,000	$254.98

_______________________

(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Atlantic Coast Federal Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and the Atlantic Coast Federal Corporation Director Stock Purchase Plan (the “Director Stock Purchase Plan”) (together, the “Stock Purchase Plans”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Atlantic Coast Federal Corporation (the “Company”) pursuant to 17 C.F.R. Section 230.416(a).

(2)	Represents the number of shares of common stock currently reserved for issuance under the Employee Stock Purchase Plan for grants of purchase rights.
(3)	Represents the number of shares of common stock currently reserved for issuance under the Director Stock Purchase Plan for grants of purchase rights.
(4)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Purchase Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a)  The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-50962), filed with the Commission on March 31, 2010, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

c) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission  on September 28, 2004 (File No. 000-50962).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

 Section 545.121 of the Office of Thrift Supervision (“OTS”) regulations provides indemnification for directors and officers of Atlantic Coast Bank (the “Bank”). All the directors and officers of the Company hold the same position with the Bank and have indemnification under OTS regulations as described below.

                Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a)	Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:
	(i)	Any amount for which that person becomes liable under a judgment in such action; and
(ii)
Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)	Indemnification shall be made to such person under paragraph (b) of this Section only if:
	(i)	Final judgment on the merits is in his or her favor; or
	(ii)	In case of:
		a.	Settlement,
		b.	Final judgment against him or her, or
c.
Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)	As used in this paragraph:
	(i)	Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;
	(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;
	(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken; and
	(iv)	“Settlement” includes the entry of a judgment by consent or confession or plea of guilty of nolo contendere.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5
10.1	Atlantic Coast Federal Corporation Employee Stock Purchase Plan	**
10.2	Atlantic Coast Federal Corporation Director Stock Purchase Plan	***
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5
23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2
24	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-113923) originally filed by the Company under the Securities Act of 1933 with the Commission on March 25, 2004, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Atlantic Coast Federal Corporation (File No. 000-50962), filed by Atlantic Coast Federal Corporation under the Securities Exchange Act of 1934 on April 7, 2010.

***
Incorporated by reference to Appendix B to the proxy statement for the Annual Meeting of Stockholders of Atlantic Coast Federal Corporation (File No. 000-50962), filed by Atlantic Coast Federal Corporation under the Securities Exchange Act of 1934 on April 7, 2010.

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

4.           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waycross, State of Georgia, on this 24th  day of June, 2010.
ATLANTIC COAST FEDERAL CORPORATION
By: /s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Atlantic Coast Federal Corporation (the “Company”) hereby severally constitute and appoint Robert J. Larison, Jr., as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert J. Larison, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued under the Atlantic Coast Federal Corporation Employee Stock Purchase Plan and the Atlantic Coast Federal Corporation Director Stock Purchase Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert J. Larison, Jr. shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Robert J. Larison, Jr. Robert J. Larison, Jr.	President and Chief Executive Officer (Principal Executive Officer)	June 24, 2010
/s/ Thomas B. Wagers, Sr. Thomas B. Wagers, Sr.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2010
/s/ Thomas F. Beeckler Thomas F. Beeckler	Director	June 24, 2010
/s/ Frederick D. Franklin, Jr. Frederick D. Franklin, Jr.	Director	June 24, 2010
/s/ Charles E. Martin, Jr. Charles E. Martin, Jr.	Director	June 24, 2010
/s/ W. Eric Palmer W. Eric Palmer	Director	June 24, 2010
/s/ Robert J. Smith Robert J. Smith	Director	June 24, 2010
/s/ Forrest W. Sweat, Jr. Forrest W. Sweat, Jr.	Director	June 24, 2010
/s/ H. Dennis Woods H. Dennis Woods	Director	June 24, 2010
/s/ Jay S. Sidhu Jay S. Sidhu	Director	June 24, 2010

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5
10.1	Atlantic Coast Federal Corporation Employee Stock Purchase Plan	**
10.2	Atlantic Coast Federal Corporation Director Stock Purchase Plan	***
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5
23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2
24	Power of Attorney	Contained on Signature Page
______________________________

*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-113923) originally filed by the Company under the Securities Act of 1933 with the Commission on March 25, 2004, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Atlantic Coast Federal Corporation (File No. 000-50962), filed by Atlantic Coast Federal Corporation under the Securities Exchange Act of 1934 on April 7, 2010.

***
Incorporated by reference to Appendix B to the proxy statement for the Annual Meeting of Stockholders of Atlantic Coast Federal Corporation (File No. 000-50962), filed by Atlantic Coast Federal Corporation under the Securities Exchange Act of 1934 on April 7, 2010.